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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): May 20, 2008



                             ADEPT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



            California               0-27122                94-2900635
  (State or other jurisdiction     (Commission           (I.R.S. Employer
        of incorporation)          file number)        Identification Number)



                3011 Triad Drive                           94551
                 Livermore, CA                           (Zip Code)
    (Address of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

                                      None
          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02  Compensatory Arrangements of Certain Officers

Payment of Sales Commissions Bonus under Fiscal 2008 Executive and Senior
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Management Payment Plan
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     On October 4, 2007, the Board of Directors of Adept Technology, Inc.
("Adept" or the "Company") approved the adoption by the Company of the Executive and Senior Management Payment Plan for fiscal year 2008 (the "Plan"), which was subsequently amended in January 2008. Pursuant to the Plan, Mr. Joachim Melis, Adept's Vice President, Worldwide Sales, may receive cash commissions based on Adept's consolidated revenue for each fiscal quarter during the year ended June 30, 2008, as determined by the Compensation Committee of the Board of Directors of Adept. The Plan provides for sliding scale commissions of a percentage of 0.10%, 0.40% or 0.80% of Adept's revenue at certain levels for each quarter, and is not subject to a maximum limit. On May 20, 2008, the Compensation Committee awarded payment to Mr. Melis of an aggregate of approximately $113,000 payable in Euros, reflecting commissions for the first three quarters of fiscal 2008, and representing an aggregate of approximately 0.26% of total revenues for those periods. Sales commissions payable for the full fiscal year will depend upon revenues earned during the fourth quarter.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ADEPT TECHNOLOGY, INC.



Date: May 27, 2008                     By: /s/ Lisa M. Cummins
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                                           Lisa M. Cummins
                                           Vice President of Finance and Chief
                                           Financial Officer